UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2008

Worldwide Energy and Manufacturing USA, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-31761 (Commission File Number)	84-1536519 (IRS Employer Identification No.)

408 N Canal St, South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Jehu Hand, Esq.

24351 Pasto Road, Suite B

Dana Point, California 92629

Phone: (949) 489-2400

Fax: (650) 794-9878

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entering into a Definitive Material Agreement.

The information provided in Item 2.01 below is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 14, 2008, Worldwide Energy and Manufacturing USA, Inc. (“Worldwide” or the “Company”) completed the acquisition of 55% of Shanghai De Hong Electric and Electronic Company Limited ("De Hong") through acquiring 55% of the outstanding capital stock of De Hong, a China corporation, through Worldwide’s wholly-owned subsidiary Intech Electro- Mechanical Products Co., Ltd., a China corporation (“Intech”). The terms of Agreement dated February 3, 2008 was that Intech paid cash consideration of approximately 1 million dollars for 55% interest in DeHong in two installments with the first installment of $714,286.00 being paid within three months of receiving the business license which occurred on October 10, 2008 and the second installment of $285,714 being paid no later than December 15, 2008.  The Company funded the acquisition with some of the proceeds from its  $4,747,970 unregistered sales of Equity Securities on June 23, 2008 or 1,055,103 shares of common stock.

Shanghai De Hong Electric and   Electronic Company is the holding company for the operating subsidiary Shanghai Detron Electronic Co. ("Detron").  Through this operating subsidiary, Detron is a power supply factory in Shanghai, China with designing and R & D capabilities. Detron revenues were about $4.1 million for the twelve months ended December 31, 2007 and about $3.6 million for the nine-month period ending September 30, 2008. Current management of Detron will remain in place, although changes will be made in management of Shanghai De Hong Electric and Electronic Company where Intech and Shanghai Jingde Electric and Electronics Company limited will have 55% and 45 % control, respectively.

The purchase price was determined by negotiations between the Company, on the one hand, and the stockholders of Shanghai De Hong Electric and Electronic Company, on the other.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed with the SEC.

 Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

No financial statements are being filed with this report. Financial statements required to be filed as exhibits to this report will be filed by amendment not later than sixty (60) days after the date that the initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

No pro forma financial information is being filed with this report. The pro forma financial information required to be filed as an exhibit to this report will be filed by amendment not later than sixty (60) days after the date that the initial report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement on Contractual Joint Venture dated February 3, 2008 (English Translation).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldwide Energy and Manufacturing USA, Inc.

 /s/ Jimmy Wang

Date: October 16, 2008

Jimmy Wang, President and Chief Executive Officer